EXHIBIT 99.1


                       [LONG ISLAND FINANCIAL CORP. LOGO]





                      REPORTS RECORD THIRD QUARTER RESULTS

           RECORD QUARTERLY DILUTED EARNINGS PER SHARE INCREASE 43.1%


ISLANDIA, N.Y. (Business Wire) - October 15, 2004 - Long Island Financial Corp. (the "Company") (NASDAQ/NMS: LICB), the holding company for Long Island Commercial Bank (the "Bank"), today reported net income of $1.2 million, or $.73 per diluted share, for the quarter ended September 30, 2004, as compared to net income of $794,000, or $.51 per diluted share for the quarter ended September 30, 2003. Commenting on the current quarter performance of the Company, Douglas
C. Manditch, President and Chief Executive Officer, stated, "We are pleased with our level of profitability this quarter resulting from increased asset and core deposit growth. With demand deposits of $105.3 million and loans, net of unearned income and deferred fees of $244.8 million, we have reached all time highs for the Company at September 30, 2004."

The Company reported net income of $1.2 million, or $.74 per diluted share, for the nine months ended September 30, 2004, compared to net income of $2.4 million, or $1.54 per diluted share for the nine months ended September 30, 2003. The decrease in income for the nine months ended September 30, 2004 as compared to the prior year period is attributable to an increase in the Company's provision for loan losses and operating expenses relating to its automobile loan portfolio.

Notwithstanding the provision for loan losses and automobile loan expense in the current quarter, the Company continues to achieve solid gains in its core operating performance. Continued growth in the securities and loan portfolios resulted in an increase in net interest income of $860,000, or 23.4%, from $3.7 million for the quarter ended September 30, 2003, to $4.5 million for the quarter ended September 30, 2004. Other operating expenses, excluding automobile loan expense, decreased 4.0% for the quarter ended September 30, 2004, compared to the quarter ended September 30, 2003 as the Company implemented certain cost controls and restructured its branch expansion plan.

Total assets amounted to $537.9 million at September 30, 2004, an increase of $63.6 million, or 13.4%, from the $474.3 million held at September 30, 2003. At September 30, 2004, loans, net of unearned income and deferred fees, had increased by $22.4 million, or 10.1%, from the September 30, 2003 level. Year over year, demand deposits increased by $4.8 million, or 4.8%, from $100.5 million at September 30, 2003, to $105.3 million at September 30, 2004.
Similarly, savings deposits increased by $10.5 million, or 10.6%, from $99.5 million at September 30, 2003, to $110.0 million at September 30, 2004.

ALLOWANCE FOR LOAN LOSSES
-------------------------

During the third quarter of 2004, the Company continued to monitor the performance of its automobile loan portfolio. The Company continues to act collectively with other banks, which have loans outstanding to the third party. The Company believes the course of action taken during the second and third quarter, along with the cooperation of the other banks, has stabilized the portfolio and will ultimately lead to maximizing the value of disposed collateral.

Based upon the Company's assessment of the loan portfolio and a review of recent collateral disposition activity, the Company made a provision for loan losses of $75,000 for the quarter ended September 30, 2004. Total provision for loan losses and charge-offs relating to the automobile portfolio amounted to $5.6 million and $1.9 million, respectively, for the nine months ended September 30, 2004.

The Company incurred operating expenses relating to the automobile loan portfolio of $206,000 for the quarter ended September 30, 2004, and $1.1 million for the nine months ended September 30, 2004. Those expenses include, but are not limited to, expenses for legal services, portfolio servicing and administration, collateral verification and disposition services, and audit and accounting services. At September 30, 2004, approximately 63.8% of the operating expenses incurred related to the automobile loan portfolio were attributable to the satisfaction of certain liabilities of the third party and are not recurring. While the Company expects to incur future operating expenses related to the automobile loan portfolio, it expects those expenses to decrease as the portfolio matures. Recurring operating costs for the automobile loan portfolio are expensed when incurred and recorded in "automobile loan expense" in the consolidated statement of earnings.

At September 30, 2004, the automobile loan portfolio consisted of approximately 1,367 loans with balances aggregating $28.1 million. Automobile loans represented 11.5% of the Bank's loan portfolio, net of unearned income and deferred fees. Approximately 83.8% of the automobile loan balances mature through September 2006. Delinquencies at September 30, 2004, consisted of fifteen loans, 30-89 days past due, representing $460,420, or 1.6 % of the portfolio, and five loans, aggregating $68,974, or .2% of the portfolio, greater than 90 days past due. Those five loans are classified non-accrual at September 30, 2004. Since the portfolio was underwritten to lessees of high credit quality, those delinquency statistics remain favorable and are in line with the Company's expectations.

SUMMARY
-------

Commenting on the current quarter and year to date performance of the Company, Douglas C. Manditch, President and Chief Executive Officer, stated, "while we are aggressively managing the automobile loan portfolio to minimize its impact over the next several quarters, we continue to remain focused on the growth of our core business operations. We know we will continue to face challenges, especially regarding interest rate volatility. Regardless of the challenges, our top priority is improving shareholder value by growing our core business."

On August 25, 2004, the Board of Directors of Long Island Financial Corp. declared a dividend of $.12 per common share. The dividend was paid on October 1, 2004, to stockholders of record on September 17, 2004.

Long Island Commercial Bank, the wholly-owned subsidiary of Long Island Financial Corp., is a New York state chartered commercial bank, which began operations in January of 1990, and provides commercial and consumer banking services through twelve branch offices, maintaining its headquarters in Islandia. The Bank is an independent local bank emphasizing personal service and responsiveness to the needs of its customers.

                                 BRANCH OFFICES

     Suffolk County, N.Y.        Nassau County, N.Y.       Kings County, N.Y.
     --------------------        -------------------        -----------------
   Islandia      Babylon        Jericho     Westbury       Bay Ridge-Brooklyn
 Central Islip  Deer Park
   Melville     Ronkonkoma
   Shirley      Smithtown
  Hauppauge

THIS RELEASE MAY CONTAIN CERTAIN FORWARD-LOOKING STATEMENTS, WHICH ARE BASED ON MANAGEMENT'S CURRENT EXPECTATIONS REGARDING ECONOMIC, LEGISLATIVE, AND REGULATORY ISSUES THAT MAY IMPACT THE COMPANY'S EARNINGS IN FUTURE PERIODS. FACTORS THAT COULD CAUSE FUTURE RESULTS TO VARY MATERIALLY FROM CURRENT MANAGEMENT EXPECTATIONS INCLUDE, BUT ARE NOT LIMITED TO, GENERAL ECONOMIC CONDITIONS, CHANGES IN INTEREST RATES, DEPOSIT FLOWS, REAL ESTATE VALUES, AND COMPETITION; CHANGES IN ACCOUNTING PRINCIPLES, POLICIES, OR GUIDELINES; CHANGES IN LEGISLATION OR REGULATION; AND OTHER ECONOMIC, COMPETITIVE, GOVERNMENTAL,
REGULATORY AND TECHNOLOGICAL FACTORS AFFECTING THE COMPANY'S OPERATIONS, PRICING, PRODUCTS, AND SERVICES.



                                           LONG ISLAND FINANCIAL CORP.
                                           CONSOLIDATED BALANCE SHEETS
                                                   (UNAUDITED)
                                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                            SEPTEMBER 30,     DECEMBER 31,   SEPTEMBER 30,
                                                                                2004             2003            2003
                                                                                ----             ----            ----
ASSETS:
Cash and due from banks                                                       $  11,547        $  21,447      $  10,932
Interest earning deposits                                                            45               98             80
Federal funds sold                                                                    -           25,200              -
                                                                              ---------        ---------      ---------
              Total cash and cash equivalents                                    11,592           46,745         11,012
Securities held-to-maturity (fair value of $0, $14,438, and $14,489,
   respectively)                                                                      -           12,474         12,471
Securities available-for-sale, at fair value                                    258,821          216,967        205,532
Federal Home Loan Bank stock, at cost                                             6,372            3,050          4,500
Loans, held for sale                                                                786            2,360          2,871
Loans, net of unearned income and deferred fees                                 244,768          226,128        222,323
Less allowance for loan losses                                                   (5,794)          (2,290)        (2,382)
                                                                              ---------        ---------      ---------
              Loans, net                                                        238,974          223,838        219,941
Premises and equipment, net                                                       5,504            5,756          5,175
Accrued interest receivable                                                       2,957            2,401          2,345
Bank owned life insurance                                                         7,712            8,213          8,100
Deferred tax asset                                                                2,588            1,466          1,170
Prepaid expenses and other assets                                                 2,580            1,401          1,170
                                                                              ---------        ---------      ---------
              Total assets                                                    $ 537,886        $ 524,671      $ 474,287
                                                                              ---------        ---------      ---------
LIABILITIES AND STOCKHOLDERS' EQUITY:

Deposits:
    Demand deposits                                                          $  105,324       $   98,693     $  100,497
    Savings deposits                                                            109,950          104,231         99,453
    NOW and money market deposits                                                85,769          123,732         54,381
    Time certificates issued in excess of $100,000                               10,860           13,272         14,198
    Other time deposits                                                          61,436           85,515         86,118
                                                                              ---------        ---------      ---------
              Total deposits                                                    373,339          425,443        354,647

Federal funds purchased and securities sold under agreements to repurchase       50,430                -         18,000
Other borrowings                                                                 76,000           61,000         65,000
Subordinated debentures                                                           7,732            7,732          7,732
Accrued expenses and other liabilities                                            2,976            4,078          3,096
                                                                              ---------        ---------      ---------
              Total liabilities                                                 510,477          498,253        448,475
                                                                              ---------        ---------      ---------

Stockholders' equity:
    Common  stock  (par value  $.01 per  share;  10,000,000  shares  authorized;
      1,846,589, 1,825,211, and 1,820,622 shares issued;
      1,509,689, 1,488,311, and 1,483,722 shares outstanding, respectively)          18               18             18
    Surplus                                                                      21,500           20,973         20,888
    Accumulated surplus                                                          10,967           10,333          9,558
    Accumulated other comprehensive income loss                                    (898)            (728)          (474)
    Treasury stock at cost, (336,900 shares)                                     (4,178)          (4,178)        (4,178)
                                                                              ---------        ---------      ---------
              Total stockholders' equity                                         27,409           26,418         25,812
                                                                              ---------        ---------      ---------
              Total liabilities and stockholders' equity                      $ 537,886        $ 524,671      $ 474,287
                                                                              ---------        ---------      ---------




                                           LONG ISLAND FINANCIAL CORP.
                                       CONSOLIDATED STATEMENTS OF EARNINGS
                                                   (UNAUDITED)
                                        (IN THOUSANDS, EXCEPT SHARE DATA)
                                                                            FOR THE THREE MONTHS      FOR THE NINE MONTHS
                                                                             ENDED SEPTEMBER 30,       ENDED SEPTEMBER 30,

                                                                               2004        2003           2004         2003
                                                                               ----        ----           ----         ----
Interest income:
     Loans                                                                   $ 4,091     $ 3,762       $ 11,762    $ 11,355
     Securities                                                                2,803       2,071          8,107       6,458
     Federal funds sold                                                            -          13              3          61
     Earning deposits                                                              1           2              3           4
                                                                             -------     -------       --------    --------
         Total interest income                                                 6,895       5,848         19,875      17,878
                                                                             -------     -------       --------    --------
Interest expense:
     Savings deposits                                                            309         272            872         849
     NOW and money market deposits                                               124          96            583         569
     Time certificates issued in excess of $100,000                               51          95            180         257
     Other time deposits                                                         529         757          1,770       2,489
     Borrowed funds                                                            1,141         746          2,778       2,144
Subordinated debentures                                                          208         209            621         620
                                                                             -------     -------       --------    --------
         Total interest expense                                                2,362       2,175          6,804       6,928
                                                                             -------     -------       --------    --------

         Net interest income                                                   4,533       3,673         13,071      10,950
                                                                             -------     -------       --------    --------

Provision for loan losses                                                         75           -          5,575          60
                                                                             -------     -------       --------    --------
         Net interest income after provision for loan losses                   4,458       3,673          7,496      10,890
                                                                             -------     -------       --------    --------

Other operating income:
     Service charges on deposit accounts                                         572         550          1,842       1,530
     Net (loss) gain on sales and calls of securities                            (11)        158          2,869         400
     Net gain on sale of residential loans                                       208         185            604         512
     Earnings on bank-owned life insurance                                        85         102            480         306
     Other                                                                       141         141            404         399
                                                                             -------     -------       --------    --------
         Total other operating income                                            995       1,136          6,199       3,147
                                                                             -------     -------       --------    --------

Other operating expenses:
     Salaries and employee benefits                                            1,771       1,918          5,772       5,533
     Occupancy expense                                                           335         296            964         787
     Premises and equipment expense                                              354         346          1,120         993
     Automobile loan expense                                                     206           -          1,061           -
     Other                                                                       972       1,015          3,132       3,030
                                                                             -------     -------       --------    --------
         Total other operating expenses                                        3,638       3,575         12,049      10,343
                                                                             -------     -------       --------    --------

Income before income taxes                                                     1,815       1,234          1,646       3,694
     Income taxes                                                                664         440            471       1,320
                                                                             -------     -------       --------    --------

         Net income                                                          $ 1,151     $   794       $  1,175    $  2,374
                                                                             -------     -------       --------    --------
Basic earnings per share                                                     $   .76     $   .54       $    .78    $   1.62
                                                                             -------     -------       --------    --------
Diluted earnings per share                                                   $   .73     $   .51       $    .74    $   1.54
                                                                             -------     -------       --------    --------
Weighted average shares outstanding                                        1,508,636   1,481,347      1,503,608   1,467,496
                                                                           ---------   ---------      ---------   ---------
Diluted weighted average shares outstanding                                1,580,404   1,555,731      1,583,682   1,537,465
                                                                           ---------   ---------      ---------   ---------


                                   LONG ISLAND FINANCIAL CORP.
                                           (UNAUDITED)
                                (IN THOUSANDS, EXCEPT SHARE DATA)

                                                            SEPTEMBER 30,            DECEMBER 31,          SEPTEMBER 30,
                                                                2004                    2003                   2003
                                                                ----                    ----                   ----
ASSET QUALITY RATIOS AND OTHER DATA
-----------------------------------
Total non-performing loans (1)                            $        69               $        -           $        84
Allowance for loan losses                                       5,794                    2,290                 2,382
Non-performing loans as a percent of
        total loans, net (1)(2)                                   .03 %                      - %                 .04 %
Non-performing loans as a percent of
        total assets (1)                                          .01 %                      - %                 .02 %
Allowance for loan losses as a percent of
        Non-performing loans (1)                             8,397.10 %                      - %            2,835.71 %
        Total loans, net (2)                                     2.37 %                   1.01 %                1.07 %

Book value per share (3)                                  $     18.16               $    17.75           $     17.40
Book value per share (4)                                  $     18.75               $    18.24           $     17.72
Shares outstanding                                          1,509,689                1,488,311             1,483,722
Full service offices                                               12                       12                    11


                                                            FOR THE THREE MONTHS            FOR THE NINE MONTHS
                                                             ENDED SEPTEMBER 30,            ENDED SEPTEMBER 30,
                                                             -------------------            -------------------
                                                             2004          2003              2004          2003
                                                             ----          ----              ----          ----
Interest rate spread                                         3.00%         2.91%             2.99%         2.90%
Net interest margin                                          3.45%         3.45%             3.39%         3.36%


    (1) Non-performing loans consist of all non-accrual loans and all other loans 90 days or more past due and still accruing interest. It is the Company's policy to generally cease accruing interest on all loans 90 days or more past due.
    (2)  Loans include loans, net of unearned income and deferred fees.
    (3) Includes net unrealized depreciation/appreciation in available-for-sale securities, net of tax.
    (4) Excludes net unrealized depreciation/appreciation in available-for-sale securities, net of tax.


CONTACT:
Douglas C. Manditch, President & CEO
LONG ISLAND FINANCIAL CORP.
1601 Veterans Memorial Highway
Islandia, New York 11749
Voice: (631) 348-0888  Fax: (631) 348-0830
WWW.LICB.COM
------------